Exhibit 10.15

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS [***].

MASTER DEVELOPMENT AND SUPPLY AGREEMENT

This Master Development and Supply Agreement (this “Agreement”) is made as of October 1, 2013 (the “Effective Date”), by and between Square, Inc., a Delaware corporation with offices at 901 Mission Street, San Francisco, CA 94103 (“Square”), and TDK Corporation, a Japan corporation with offices              at              3-9-1,              Shibaura,              Minato-ku, Tokyo, 108-0023 Japan on behalf of itself and its subsidiaries listed in Exhibit C (“Supplier”). Square and Supplier are each referred to as a “Party” and are collectively referred to as the “Parties.”

RECITALS

A. Supplier is in the business of developing, manufacturing, testing, and selling certain hardware products.

B. Square and Supplier desire to have Supplier develop, manufacture, test, and sell to Square certain hardware products, subject to and in accordance with the terms and conditions of this Agreement.

C. The Parties have previously entered into a Letter Agreement for the development, by Supplier for Square, of custom read head product, dated October 9, 2012.

NOW THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1. DEFINITIONS

1.1. “Affiliate” means, with respect to any entity, any other entity that controls, is controlled by or is under common control with such entity, for so long as such control exists. For the purposes of this definition, the word “control” (including, with correlative meaning, the terms “controlled by” or “under the common control with”) means the actual power, either directly or indirectly through one or more intermediaries, to direct or cause the direction of the management and policies of such entity, whether by the ownership of more than fifty percent (50%) of the voting stock of such entity, or by contract or other means. Supplier’s Affiliates are limited to those identified in Exhibit C.

1.2. “Authorized Individuals” means Supplier’s and its Affiliates’ employees specifically authorized to perform activities contemplated under this Agreement and acting within the scope of such authorization.

1.3. “Authorized Purchaser” means Square’s Affiliate, contract manufacturer or other third party authorized by Square and approved by Supplier to purchase or take delivery from Supplier on behalf or for the benefit of Square, provided that Supplier’s approval will only be withheld in circumstances where the third party is (a) not already an authorized purchaser of Supplier and (b) Supplier reasonably deems such third party a credit risk.

1.4. “Background Intellectual Property Rights” means any and all Intellectual Property Rights which (a) prior to the date of the Letter Agreement were owned or controlled by a Party and/or any of its Affiliates (including Intellectual Property Rights in and to the Square Technology, which shall be deemed Square’s Background Intellectual Property Rights); (b) were obtained after the date of the Letter Agreement by a Party and/or its Affiliates through acquisition of such Intellectual Property Rights; or (c) result from independent activities by a Party and/or its Affiliates outside the scope of this Agreement and the Letter Agreement whether or not the subject matter of such Intellectual Property Rights is incorporated into and/or such Intellectual Property Rights cover any Product or development activity under this Agreement.

1.5. “Bill of Materials” means the engineering bill of materials for the Development Deliverables or Product approved by Square.

1.6. “Designs” means any and all designs, deliverables, drawings, files, or other materials that relate to the fit, finish, appearance, or other ornamental, aesthetic, branding, or look-and-feel aspects of the Development Deliverables or the Product. For avoidance of doubt, all Intellectual Property Rights in the Designs constitute either Square Background Intellectual Property Rights or Square Owned Foreground Intellectual Property Rights owned by Square.

1.7. “Development Deliverables” means the deliverables to be developed and delivered by Supplier to Square or an Authorized Purchaser under the applicable Statement of Work, including prototypes, EVT and DVT.

1.8. “Development Schedule” means the schedule set forth in the Statement of Work for the development and delivery of the Development Deliverables.

1.9. “DVT” means design verification testing.

1.10. “Environmental Compliance Failure” means the failure by Supplier to comply with the environmental requirements set forth in Section 9 of the Agreement.

1.11. “EVT” means engineering validation testing.

1.12. “Excessive Failure” means that one percent (1%) or more of any lot, batch or other separately distinguishable manufacturing run of Products delivered to Square is found to be defective with the same or similar defects.

1.13. “Exclusive Technology” means all Supplier Owned Foreground Intellectual Property Rights conceived, created or developed within the scope of this Agreement or the Letter Agreement that are associated with a read head that is (a) [***] and (b) [***].

1.14. “Intellectual Property Rights” means any and all intellectual property rights worldwide arising under statutory or common law or by contract and whether or not perfected, now existing or hereafter filed, issued, or acquired, including without limitation (a) all present and future patents and patent applications and all reissues, divisions, renewals,

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extensions, continuations and continuations-in-part thereof; (b) inventions, invention disclosures, improvements, trade secrets, manufacturing processes, test and qualification processes, technical designs, compositions, formulae, models, schematics, proprietary information, know-how, technology, technical data and mask works, and all documentation relating to any of the foregoing; (c) registered and unregistered copyrights (without limitation copyright on designs, software, both source and object code, mask works, and all derivative works thereof), copyright registrations and applications therefore; (d) industrial designs and any registrations and applications therefore; and (e) any other form of intellectual property protection afforded by law which otherwise arises or is enforceable under the laws of any jurisdictions or any bilateral or multi-lateral treaty regime.

1.15. “Letter Agreement” means the Letter Agreement between the Parties dated October 9, 2012.

1.16. “Materials Lead Time” means the minimum amount of time for Supplier to place each respective raw material or component purchase order as set forth in the agreement between Supplier and the applicable third-party vendor to meet original on time delivery for the Products.

1.17. “Non-Public Products” means (a) the Development Deliverables and (b) any products (including, without limitation, the Product) that have not been publicly announced by Square.

1.18. “NRE Costs” means the out-of-pocket costs incurred by Supplier to purchase and/or manufacture Tooling as set forth in the applicable Statement of Work, without any mark-up. For clarity, no fees will be payable to Supplier for the performance of development, design or customization services under this Agreement.

1.19. “Order Lead Time” means the minimum amount of time (set forth in the applicable Statement of Work) between the date on which a Purchase Order is received by Supplier and the date on which the relevant Product is delivered to the shipping location designated by Square or an Authorized Purchaser.

1.20. “Product” means the product to be manufactured by Supplier on behalf of and for Square and supplied to Square or an Authorized Purchaser under this Agreement.

1.21. “Production Date” means the date on which Supplier begins manufacturing the Product for Square after Square has approved and qualified the Product.

1.22. “Purchase Orders” means purchase orders issued by Square or an Authorized Purchaser to Supplier in accordance with the terms of this Agreement.

1.23. “Qualification Date” means the date on which the Product has conformed to Square defined specifications, requirements, and quality standards by passing development phases of engineering validation and testing, development validation and testing, and production validation and testing, and Square approves Supplier as a qualified vendor to produce the Product for Square.

1.24. “Replacement Product” means any Products provided by Supplier to replace any Products that fail to conform to Supplier’s representations and warranties set forth in Sections 8.1(e) or (f).

1.25. “ROHS” means the EU Directive 2002/95/EC on the Restriction of Hazardous Substances.

1.26. “Safety Risk” means a risk of serious bodily injury or property damage.

1.27. “Service Units” means Replacement Products, spare parts and service modules for Products.

1.28. “Specifications” means the specifications detailing functions, capabilities, and features of the Development Deliverables or the Product referenced in or created pursuant to an applicable Statement of Work. For avoidance of doubt, all Intellectual Property Rights in the Specifications constitute either Square Background Intellectual Property Rights or Square Owned Foreground Intellectual Property Rights owned by Square.

1.29. “Square Owned Foreground Intellectual Property Rights” means all Intellectual Property Rights conceived, created or developed jointly by the Parties or solely by Square within the scope of this Agreement or the Letter Agreement. Square Owned Foreground Intellectual Property Rights do not include either Party’s Background Intellectual Property Rights or Supplier Owned Foreground Intellectual Property Rights.

1.30. “Square Technology” means any software, schematics, specifications, net lists, microcode, designs, techniques, or other technology or property supplied by Square to Supplier for use in the Design or otherwise incorporated in the Development Deliverables or the Product. For avoidance of doubt, all Intellectual Property Rights in the Square Technology constitute Square Background Intellectual Property Rights.

1.31. “Square Tooling” means all Tooling for which NRE Costs are set forth under the applicable Statement of Work.

1.32. “Statement of Work” means a written statement of work, mutually agreed upon and executed by the Parties, that: (a) specifically references this Agreement; (b) identifies the particular design, development, customization, and/or other services to be provided by Supplier to Square and/or or an Authorized Purchaser in relation to a given Product; and (c) sets forth the Development Schedule and other pertinent details substantially in the form set forth in Exhibit A.

1.33. “Supplier Controlled Components” means components (a) uniquely designed by Supplier, (b) sourced through Supplier’s authorized vendor list, or (c) added to the Bill of Materials by Supplier.

1.34. “Supplier Owned Foreground Intellectual Property Rights” means Intellectual Property Rights conceived, created or developed solely by Supplier within the scope of this Agreement or the Letter Agreement. Supplier Owned Foreground Intellectual Property Rights do not include either Party’s Background Intellectual Property Rights or Square Owned Foreground Intellectual Property Rights.

1.35. “Tooling” any tooling or equipment used by Supplier to develop the Development Deliverables or manufacture the Product.

1.36. “Warranty Period” means a period of [***] from the date of shipment of the Products.

1.37. “WEEE” means the EU Directive 2002/96/EC on Waste Electrical and Electronic Equipment.

2. DEVELOPMENT

2.1. Design Services. Supplier will provide design, development, customization, and related services (such as prototype manufacturing, testing, and applicable regulatory certification) for the Products, all as set forth in and in accordance with the initial Statement of Work attached hereto as Exhibit A or (where applicable) the Statement(s) of Work for any future project(s) that may be added to this Agreement by mutual agreement of the Parties.

2.2. Delivery. Supplier shall deliver the Development Deliverables to Square or an Authorized Purchaser in accordance with the Specifications and the applicable Statement of Work.

2.3. Tooling Use and Care. Without Square’s prior written consent, Supplier shall not at any time use any Square Tooling for the production of goods or products or the performance of services for or on behalf of any third party or for any purposes other than the performance of services or manufacture of Development Deliverables and Products for Square pursuant to this Agreement. Supplier will be responsible for any loss of or damage to Square Tooling while on Supplier’s premises or in its control, will maintain any Square Tooling in good condition and repair, and will provide all necessary calibration services for such Square Tooling. Upon Square’s request (during or after the term of this Agreement), Supplier will cooperate with Square in all ways reasonably necessary to facilitate the Square directed destruction, delivery, or other disposition of any Square Tooling under this Agreement.

2.4. Acceptance. Square will be entitled to a reasonable time to inspect any Designs, draft Specifications, prototypes, and other deliverables furnished in connection with Supplier’s design and development services prior to accepting or rejecting the same in writing. Development Deliverables (and the services associated with those deliverables) will not be considered complete until accepted by Square in writing. In the event that Development Deliverables are not in conformity with the Specifications to which they relate, Supplier shall at its own expense promptly rework such Development Deliverables to conform to the Specifications and resubmit such reworked Development Deliverables to Square within a reasonable time frame specified by Square. These acceptance criteria under Section 2.4 shall apply to any such reworked Development Deliverables.

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2.5. Changes. The Statements of Work, Specifications, and Designs are subject to modification only upon written agreement between the Parties. Without limiting the foregoing, Supplier must receive the written approval of Square’s authorized representative before making any change that affects the fit, finish, appearance, function, quality, safety or manufacturing location of the Development Deliverables or Product or of any component, part or accessory. If Square requests any change to a Statement of Work, Specification, and/or Design, Supplier will promptly inform Square of any price or schedule impacts associated with the proposed change. Once a proposed change is approved by both Parties in writing, a written document updating the affected Statement of Work, Specifications and/or Design to reflect the approved change shall be exchanged by the Parties.

2.6. Inspection. Square shall have the right, upon reasonable advance notice, during normal business hours to inspect, review, and monitor the services to be provided by Supplier under this Agreement and any completed work, work in progress, components, other deliverables, manufacturing logs and records, and/or Supplier’s testing of Development Deliverables or Products, provided that such inspection shall not unreasonably disrupt Supplier’s normal business operations.

2.7. Project Managers. Each party shall designate one project manager for each Statement of Work, who shall be responsible for providing decisions relating to such Statement of Work, as well as communicating to each other technical and operational issues regarding the services.

3. PRODUCT SUPPLY

3.1. General. Subject to the terms and conditions of this Agreement, upon successful completion of development phases and Supplier’s qualification in accordance with the criteria set forth in the applicable Statement of Work, Supplier will manufacture Products in accordance with the Specifications, and supply Square or an Authorized Purchaser with such Products, and Square or an Authorized Purchaser will purchase Products ordered pursuant to Purchase Orders placed from time to time.

3.2. Procurement. Supplier will manage all material procurement and production planning, including, without limitation, support of procurement for development builds, and will be responsible for placing purchase orders for Square approved third-party components in a timely manner.

4. ORDERING TERMS

4.1. Submission of Purchase Orders. Square or an Authorized Purchaser may order Products by submitting Purchase Orders to Supplier in writing or through electronic transmission. Such Purchase Order shall serve as authorization to Supplier to procure materials, manufacture Product and deliver Product.

4.2. Acceptance of Purchase Orders. Unless otherwise specified under an applicable SOW, Supplier will accept all Purchase Orders submitted by Square or an Authorized Purchaser within [***] of receipt. Supplier will only reject a Purchase Order for Products if the number of Products ordered exceeds the number forecasted in the then current Forecast by more than the applicable percentages set forth in Section 5.2 or in the applicable SOW, or if the Purchase Order does not conform with the terms of this Agreement.

4.3. No Conflicting Terms. The Parties will mutually agree on Purchase Order terms. Any terms and conditions contained in either Party’s documents that are inconsistent with or in addition to the terms and conditions of this Agreement or Purchase Orders are hereby rejected and will be deemed null and of no effect.

4.4. Cancellation and Rescheduling. Square or an Authorized Purchaser may cancel or change the scheduled delivery date of any accepted Purchase Order as follows:

(a) Outside of the Order Lead Time, Square or an Authorized Purchaser may cancel or modify a Purchase Order and/or change the scheduled delivery date at any time at no cost.

(b) Within the Order Lead Time, Square or an Authorized Purchaser may cancel or modify a Purchase Order and/or change the scheduled delivery date provided such action conforms with the requirements of Section 5.2 (Capacity Flexibility). Upon receipt of notice of cancellation, Supplier will immediately stop all work in progress associated with such cancelled Purchase Order. Within three (3) business days of receipt of any notice of cancellation or modification, Supplier will provide an itemized list of all work in progress and, if such cancellation or modification is within the Materials Lead Time and results in Supplier having excess materials, Supplier will include an itemized list of any such excess materials. Square agrees to compensate Supplier according to the liability schedule in the SOW.

4.5. Supply Constraint. If Supplier’s ability to supply Products in accordance with the then-current Forecast is constrained for any reason, Supplier agrees that Supplier will work in good faith to address concerns of Square or Authorized Purchaser. In this circumstance, Supplier will (a) allocate the constrained material or resource so that Supplier is able to fulfill Square’s Purchase Orders on at least a pro rata basis of the constrained material or resource, and (b) immediately escalate the issue to both parties’ management for the purpose of resolving the supply constraint.

5. FORECASTS

5.1. Rolling Forecast. Square or its Authorized Purchasers will provide Supplier on a monthly basis with a rolling [***] forecast of its anticipated orders for each Product (each, a “Forecast”). Square and Supplier acknowledge and agree that: (a) each such Forecast is a good faith estimate of Square’s anticipated orders for Products based on information then available to Square and that Square is providing such Forecasts only as an accommodation to Supplier; and (b) Forecasts do not constitute a binding order or commitment of any kind by Square to purchase Products. Within three (3) business days of receipt of a Forecast, Supplier will respond, confirming supply of the Products available to meet the

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Forecast. Supplier agrees to confirm subsequent Forecasts with respect to each week of the Forecast to the extent that: (i) the subsequent Forecast does not exceed the previous Forecast for the same week by more than the applicable percentage set forth in Section 5.2, and if any, in the applicable SOW; or (ii) if no previous Forecast exists for a week, the subsequent Forecast does not exceed the last week forecasted in the prior Forecast by more than the applicable percentage set forth in Section 5.2, and if any, in the applicable SOW. If Supplier does not respond regarding supply of the Products within three (3) business days, the Forecast is deemed accepted by Supplier.

5.2. Capacity Flexibility. Subject to any provisions as may be set forth in an SOW, Supplier will, at all times, maintain sufficient manufacturing capacity to be able to meet up to a [***] increase per [***] in Square’s demand for the Products over the quantities stated in Square’s most recent Forecast, up to a maximum of a [***]increase over any three (3) month period, as per the following schedule:

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6. PRODUCT DELIVERY

6.1. Shipping Requirements. Unless otherwise expressly specified in a Purchase Order by Square or an Authorized Purchaser, Supplier will ensure that the Products are packaged in a manner that is: (a) in accordance with good commercial practice; (b) acceptable to common carriers for shipment; and (c) adequate to ensure safe arrival of the Products at the delivery location designated in the applicable Purchase Order. Supplier will mark all containers and packaging with commercially standard lifting, handling and shipping information. Each shipment will be accompanied by a packing slip that sets forth the part numbers and quantities and the applicable Purchase Order number(s).

6.2. Shipment of Products. Supplier will ship the Products in accordance with [***]. In addition to Supplier’s obligations under Section 6.1, Supplier will be responsible for arranging all necessary transportation, packaging, insurance, and customs clearance and export documentation, as applicable, and for pre-payment of all costs and charges related thereto (collectively, “Shipping Costs”). Supplier will bear all risk of loss or damage to the Products and will retain title to the Products until the Products are delivered to the delivery location designated in the applicable Purchase Order. Square or an Authorized Purchaser may redirect shipments of any Goods under any Purchase Order to alternate locations. If Square redirects shipment it will pay any additional shipping charges.

6.3. Acceptance. Square or an Authorized Purchaser will have a period of [***] following delivery of the Products in accordance with Section 6.2 to notify Supplier of any discrepancies in the shipment quantity. Square or an Authorized Purchaser will have a period of [***] following delivery of the Products in accordance with Section 6.2 to test and inspect the Products and to notify Supplier of: (a) any nonconformities of the Product with the applicable Specifications; or (b) any defects in material or workmanship. Square or an Authorized Purchaser will notify Supplier in writing of its acceptance or rejection of any portion of any delivery of the Products prior to the expiration of such [***] period.

6.4. Delay in Shipment. The Parties acknowledge and agree that failure to meet the design, development, and delivery schedule specified in any Statement of Work or

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Purchase Order may cause substantial financial loss to Square. Supplier will promptly notify Square and its Authorized Purchaser in writing of any anticipated delay in meeting the delivery dates specified in the applicable Statement of Work or Purchase Order stating the reasons for the delay, and, where requested by Square or the Authorized Purchaser, use priority freight shipping at Supplier’s sole cost. In the event that Supplier has not delivered the Products more than [***] after such delivery dates then, Square or its Authorized Purchaser may cancel the Purchase Order and procure substitute products and receive from Supplier payment equal to the difference between: (a) the purchase price of the applicable Products; and (b) the purchase price of the substitute products plus Shipping Costs. Any amounts due shall be, at Square’s election, either (i) credited to Square or its Authorized Purchaser against any outstanding or future purchase orders hereunder or (ii) paid by Supplier to an Authorized Purchaser within [***] of issuance of an invoice from Square or such Authorized Purchaser. Supplier shall not be liable for delays caused by acts beyond Supplier’s control, including fire, flood, earthquake, accident, hazard, strike, labor conditions, or terrorist activity. Supplier shall notify Square in writing if it anticipates any delay, stating the reason for the delay and expediting the delivery at its own cost. In any such event the date of delivery shall be correspondingly increased or extended.

6.5. Product Returns. If Square or an Authorized Purchaser rejects a delivery of Products pursuant to the acceptance provisions of Section 6.3 or if Square or an Authorized Purchaser desires to return a Product to Supplier pursuant to the warranty provisions of this Agreement, then Square or an Authorized Purchaser will, in each instance, first obtain a Return Material Authorization (“RMA”) number from Supplier and will use reasonable efforts to return such Products to Supplier in accordance with Supplier’s RMA procedure. Supplier will be responsible for and will pay all Shipping Costs incurred by Square in connection with shipping such Products to Supplier and as well as for any Shipping Costs for shipping replacement Products to Square or an Authorized Purchaser. Notwithstanding the foregoing, if Product is determined by Supplier and Square (after review of Supplier’s failure analysis) not to be defective, Product will be returned to Square or Authorized Purchaser at its cost and the party will be invoiced for Product.

7. PRICING AND PAYMENT TERMS

7.1. Prices and Fees.

(a) Square or an Authorized Purchaser will pay for Development Deliverables the price set forth in the applicable Statement of Work.

(b) Square or an Authorized Purchaser will pay the NRE Costs as set forth in the applicable Statement of Work.

(c) Square or an Authorized Purchaser will pay for Products at the product unit price set forth in the applicable Statement of Work or as agreed upon by both Parties.

(d) Except for amounts due pursuant to a Purchase Order or Statement of Work, Square or any Authorized Purchaser will not be responsible for any costs in connection with the ordering and purchase of any Development Deliverables or Products.

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7.2. Payment Terms.

(a) For all Product delivered under this Agreement, Supplier will issue an invoice to Square or the Authorized Purchaser on the date that Supplier ships the Products to Square or the Authorized Purchaser and, unless Square or the Authorized Purchaser rejects a shipment of the Products (or a portion of a shipment) in accordance with the provisions of Section 6.3 or otherwise disputes an invoice, Square or the Authorized Purchaser will pay such undisputed invoices within [***] following Square’s or the Authorized Purchaser’s receipt thereof.

(b) Payment terms for any NRE Costs will be as set forth the applicable Statement of Work; provided that if the Statement of Work does not specify applicable payment terms, undisputed amounts will be due [***] following Square’s or the Authorized Purchaser’s receipt of Supplier’s applicable invoice, which invoice will not be issued until completion of the deliverable or other milestone or task associated with such fees.

(c) Supplier must provide supporting documentation to Square for any disputed invoice within [***] after receiving any such notice. If a correction is warranted, Square will pay the corrected amount within [***] after receipt of the corrected invoice, or if the correction is reflected on the next regular invoice, within [***] after the date of that invoice. While the Parties work to resolve good-faith disputes under this section, neither party will be deemed to be in breach of this Agreement.

7.3. Quality. Supplier shall manufacture Products at an outgoing quality level of [***], and at an annualized failure rate of less than [***]. Supplier shall also work toward [***] through continuous process improvement. If outgoing quality level is higher than [***] after production, the parties will discuss and mutually agree on acceptable failure rates and other recourse.

7.4. Taxes. Square or the Authorized Purchaser will pay all taxes and duties that are assessed by any national, federal, state or local governmental authority on Square’s or the Authorized Purchaser’s purchase of the Products, including, without limitation, sales, use, excise, value-added and withholding taxes, but excluding any taxes based on Supplier’s income or gross receipts (collectively, “Taxes”). Notwithstanding the foregoing, Square or the Authorized Purchaser will have no obligation to pay any such Taxes to the extent Square or the Authorized Purchaser timely provides Supplier with a valid tax exemption resale certificate or other similar document.

8. WARRANTY

8.1. Representations and Warranties. Supplier represents and warrants that:

(a) Supplier has the complete power and authority to enter into this Agreement, to carry out its obligations under this Agreement, and to grant the rights and licenses granted to Square and any Authorized Purchaser under this Agreement;

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(b) on the date delivered to Square or an Authorized Purchaser, the Products (including any replacement Products delivered to Square or an Authorized Purchaser pursuant to Section 8.2) will be new;

(c) on the date delivered to Square or an Authorized Purchaser, Square or the Authorized Purchaser will acquire good title to the Products, free and clear of all security interests, liens and other encumbrances;

(d) for the Warranty Period, the Products will be free from defects in materials or workmanship and will comply with the Specifications;

(e) the Products are and will be safe, are non-toxic, present no abnormal hazards to persons or their environment, comply with all applicable environmental and safety laws and regulations and may be disposed of without special precautions; and

(f) the Product is custom developed by Supplier for Square, and Supplier shall not develop, distribute, license, sell, or otherwise transfer the Product to any third parties other than in accordance with this Agreement.

The representations and warranties set forth in this Section 8.1 will survive inspection, acceptance and payment.

8.2. Remedies. If any Products fail to conform to Supplier’s representations and warranties set forth in Sections 8.1(d) or (e), then Supplier will, at its expense, replace such nonconforming Products. Replacement Products supplied by Supplier under this Section 8.2 will be warranted for the period of time remaining in the original warranty for the Product. The return provisions of Section 6.6 will apply to Square’s or the Authorized Purchaser’s return of nonconforming Products to Supplier under this Section 8.2.

LIABILITY UNDER THIS WARRANTY SHALL BE LIMITED, AT SUPPLIER’S OPTION, TO THE REPLACEMENT OR REPAIR OF ANY DEFECTIVE PRODUCT. RESULTS OF ORDINARY WEAR AND TEAR, IMPROPER OPERATION OR MAINTENANCE, OR USE OF CORROSIVE OR ABRASIVE MATERIALS SHALL NOT BE CONSIDERED A DEFECT IN MATERIAL OR WORKMANSHIP. THE WARRANTY HEREIN CONTAINED IS IN LIEU OF AND EXCLUDES ALL OTHER WARRANTIES, EXPRESSED, IMPLIED, OR STATUTORY, INCLUDING, BUT NOT LIMITED TO, THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

8.3. Service Units Inventory. Supplier will, at Supplier’s expense, provide an inventory of Service Units in accordance with the applicable SOW.

9. QUALITY AND SAFETY REQUIREMENTS

9.1. Requirements and Qualifications. Supplier will comply with the quality, safety and regulatory requirements as set forth in the applicable Statement of Work, or in the absence of such requirements, with good commercial practice and applicable law.

9.2. Testing Requirements. Supplier will test the Development Deliverables and the Products in accordance with the testing requirements as set forth in the applicable Statement of Work, or in the absence of such testing requirements, in a manner sufficient to confirm conformance with all applicable Specifications. Upon Square’s or an Authorized Purchaser request, Supplier will provide and ship Development Deliverables and Products to Square or the Authorized Purchaser to be used for testing.

9.3. Environmental Compliance. Supplier will, with respect to the provision of Development Deliverables and Products, and all related processes and materials used in connection therewith, including packaging, comply with: (a) all applicable laws and regulations governing the use, declaration, preparation and marketing of hazardous substances and energy consumption efficiency, including, without limitation, the requirements set forth under the ROHS and WEEE Directives and related national legislation, to the extent applicable to the manufacturing of the Products, and (b) any additional requirements set forth in the applicable Statement of Work.

9.4. Excessive Failure, Environmental Compliance Failure and Safety Risk.

(a) Supplier must notify Square immediately if it has reason to believe that the Products provided under this Agreement may (a) produce an Excessive Failure; (b) produce an Environmental Compliance Failure; or (c) present a Safety Risk.

(b) If there is an Excessive Failure, an Environmental Compliance Failure, or the Products present a Safety Risk, Supplier will:

(i) Promptly (a) dedicate sufficient resources to thoroughly investigate the cause of the defect; (b) perform root cause analysis; and (c) implement any necessary corrective action in consultation with Square;

(ii) Reimburse Square or the Authorized Purchaser for all actual related expenses incurred to respond to such Excessive Failure, Environmental Compliance Failure, or Safety Risk caused by the Products, including the expenses incurred to diagnose any defect, develop tests and remedies for any defects, perform testing, promptly respond to customer inquiries and complaints, promptly replace the Products, and promptly remove and transport the Products to and from Supplier and respectively Square or the Authorized Purchaser, using overnight or priority freight service if Square, at its sole discretion, deems it appropriate to do so to meet its customers’ needs;

(iii) Upon Square’s or an Authorized Purchaser request, promptly replace the affected Products, whether or not the applicable Warranty Period has expired.

(c) Exceptions. Supplier will not be liable under this Section 9.4 for an Excessive Failure or a Safety Risk to the extent (i) the Excessive Failure or Safety Risk is primarily attributable to hardware or software designed by Square that could not reasonably have been implemented by Supplier in a way that would have avoided the Excessive Failure or the Safety Risk; or (ii) the Products were subjected to abuse, misuse, negligence, accident, tampering or faulty repair after transfer of title to Square or an Authorized Purchaser at delivery. Square’s approval or acceptance of Products will not relieve Supplier of the remedies set forth in this Section 9.4.

(d) Tracking. Supplier must track the date Products are produced and make such information available to Square or the Authorized Purchaser upon Square’s or the Authorized Purchaser’s request during the term of this Agreement and for [***] after the Products are delivered.

(e) Costs. Except for amounts due pursuant to a Purchase Order or Statement of Work, Square or any Authorized Purchaser will not be responsible for any costs in connection with Supplier’s obligations in this Section 9.

10. INDEMNITY

10.1. Supplier Indemnity.

(a) Supplier will, at its expense, indemnify, defend (or settle) and hold harmless Square, and its officers, directors, employees, agents, and Affiliates, and Authorized Purchasers (collectively, the “Square Indemnitees”) from and against any loss, damage, cost, liability, and expense (including reasonable fees for attorneys and other experts), as incurred, arising out of or resulting from any suit, action, claim or proceeding (each a “Claim”) brought by a third party against any Square Indemnitees alleging that: (i) any Product or the use or sale thereof by a Square Indemnitee, infringes, misappropriates or violates any third-party Intellectual Property Rights, applicable law and/or regulations, including without limitation any noncompliance in connection with customs brokerage (except to the extent that (A) such infringement, misappropriation, or violation was caused by Square Technology incorporated in the Products at Square’s request or Specifications; or that the infringement was caused by the combination of Products delivered hereunder with equipment, devices or software not contemplated in this Agreement, or (B) Square’s use of Products delivered hereunder in a manner not contemplated in this Agreement, or (C) modification by Square or an Authorized Purchaser of Products delivered hereunder to the extent such modification is the cause of the Claim); and (ii) the use of any Product results in personal injury, death or tangible or real property damage or loss of use therefrom, including, without limitation, any Claim that alleges a defect in the design, testing or manufacture of a Product, regardless of the legal or statutory bases of the Claim except to the extent that the Claim was caused by Square Technology or improper maintenance or improper modification of the Products by Square or an Authorized Purchaser.

(b) Square agrees to: (i) promptly notify Supplier in writing of any such Claim; (ii) provide Supplier, at Supplier’s expense, any assistance reasonably requested by

***	Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. [***] indicates that text has been omitted and is the subject of a confidential treatment request.

Supplier and necessary for the defense or settlement of such Claim; and (iii) allow Supplier to direct and control the defense or settlement of such Claim, provided, however, that Square reserves the right to retain counsel to participate in any Claim for which indemnification is sought, at Square’s expense.

(c) Without limiting Supplier’s obligations in Section 10.1(a), if an injunction is issued that limits or prohibits a Square Indemnitee’s right to use or sell a Product or, if in Supplier’s reasonable opinion, such an injunction is likely to be issued, then Supplier will, at its expense, either: (i) procure for the Square Indemnitee the right to continue to use and sell Product; (ii) replace or modify such Product so that it becomes non-infringing, provided that such modification or replacement does not alter or affect the functionality, use or operation of such Product or the conformity of the Product with the applicable Specifications; or (iii) if the alternatives set forth in (a) and (b) are not commercially feasible, refund to Square any amounts paid for such Product pursuant to this Agreement upon Square’s return of such Product to Supplier.

10.2. Square Indemnity.

(a) Square will, at its expense, indemnify, defend (or settle) and hold harmless Supplier, and its officers, directors, employees, agents, and Affiliates (collectively, the “Supplier Indemnitees”) from any Claims brought by a third party against any Supplier Indemnitees alleging that any Square Intellectual Property Rights incorporated into the Products at Square’s request infringe, misappropriate or violate any third-party Intellectual Property Rights (except to the extent that (i) such infringement, misappropriation, or violation was caused by Supplier Intellectual Property Rights incorporated in the Products; or that the infringement was caused by the combination of Products delivered hereunder with equipment, devices or software not contemplated in this Agreement, or (ii) Supplier or third party use of Products delivered hereunder in a manner not contemplated in this Agreement, or (iii) modification by Supplier or third party of Products delivered hereunder to the extent such modification is the cause of the Claim). Supplier agrees to: (A) promptly notify Square in writing of any such Claim; (B) provide Square, at Square’s expense, any assistance reasonably requested by Square and necessary for the defense or settlement of such Claim; and (C) allow Square to direct and control the defense or settlement of such Claim, provided, however, that Supplier reserves the right to retain counsel to participate in any Claim for which indemnification is sought, at Supplier’s expense.

(b) If Square has any reason to believe that Square Technology may infringe misappropriate or violate any third-party Intellectual Property Rights, then Square shall so notify Supplier, and Supplier shall, upon receipt of such notice, immediately cease incorporating the Square Technology into the Products and cooperate with Square to identify a workable design-around or other solution acceptable to Square.

11. LIMITATION OF LIABILITY. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT AND EXCEPT FOR LIABILITY ARISING UNDER SECTION 9.4 (EXCESSIVE FAILURE, ENVIRONMENTAL COMPLIANCE FAILURE AND SAFETY RISK), SECTION 10 (INDEMNITY), A BREACH BY EITHER PARTY OF SECTION 12 (CONFIDENTIALITY), OR SUPPLIER’S INFRINGEMENT OR

MISAPPROPRIATION OF SQUARE’S INTELLECTUAL PROPERTY RIGHTS, OR FRAUD OR INTENTIONAL OR WILLFUL MISCONDUCT, NEITHER PARTY WILL BE LIABLE TO THE OTHER FOR: (A) ANY SPECIAL, INCIDENTAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OF ANY KIND (INCLUDING, WITHOUT LIMITATION, LOST PROFITS ARISING OUT OF THE USE OR PERFORMANCE OF THE PRODUCTS), EVEN IF SUCH PARTY HAS BEEN ADVISED IN ADVANCE OF THE POSSIBILITY OF SUCH DAMAGES; OR (B) ANY DIRECT DAMAGES IN EXCESS OF THE AGGREGATE AMOUNTS PAID BY SQUARE AND ITS AUTHORIZED PURCHASERS TO SUPPLIER HEREUNDER.

WITH THE EXCEPTION OF DAMAGES CAUSED BY BREACH OF CONFIDENTIALITY, FRAUD, OR BY INTENTIONAL OR WILLFUL MISCONDUCT, ALL DAMAGES, INCLUDING THOSE UNDER SECTION 10 (INDEMNITY), WILL BE CAPPED AT AN AMOUNT OF (A) [***] OR (B) THE AGGREGATE AMOUNTS PAID BY SQUARE AND ITS AUTHORIZED PURCHASERS TO SUPPLIER DURING THE [***] PRECEDING THE CLAIM, WHICHEVER IS GREATER.

12. CONFIDENTIALITY

12.1. Definition. “Confidential Information” means: (a) all information related to the Development Deliverables and Products, including, without limitation, documentation, drawings, Designs and Specifications; (b) any non-public information of a Party, including, without limitation, any information relating to a Party’s technology, techniques, know-how, research, engineering, designs, finances, accounts, procurement requirements, manufacturing, customer lists, business forecasts and marketing plans; (c) any other information of a Party that is disclosed in writing and is conspicuously designated as “Confidential” at the time of disclosure as confidential or that would appear to a reasonable person in light of the circumstances surrounding its disclosure to be confidential; and (d) the specific terms and pricing set forth in this Agreement. Without limitation the foregoing, the Parties acknowledge and agree that the read head Specifications shall be deemed Square Confidential Information

12.2. Exclusions. The obligations in Section 12.3 will not apply to the extent that any Confidential Information: (a) is or becomes generally known to the public through no fault of or breach of this Agreement by the receiving Party; (b) was rightfully in the receiving Party’s possession at the time of disclosure, without an obligation of confidentiality; (c) is independently developed by the receiving Party without use of the disclosing Party’s Confidential Information; or (d) is rightfully obtained by the receiving Party from a third party without restriction on use or disclosure.

12.3. Obligations. Neither Party will use the other Party’s Confidential Information, except as necessary for the performance of this Agreement, and will not disclose such Confidential Information to any third party, except to those of its employees, agents, Affiliates, and subcontractors that need to know such Confidential Information for the performance of this Agreement, provided that each such permitted recipient is subject to a written agreement that includes binding use and disclosure restrictions that are at least as protective as those set forth herein. Each Party will use all reasonable efforts to maintain the confidentiality of the other Party’s Confidential Information in its possession or control, but in

***	Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. [***] indicates that text has been omitted and is the subject of a confidential treatment request.

no event less than the efforts that it ordinarily uses with respect to its own confidential information of similar nature and importance. The foregoing obligations will not restrict either Party from disclosing Confidential Information: (a) pursuant to the order or requirement of a court, administrative agency, or other governmental body, provided that the Party required to make such a disclosure gives reasonable notice to the other Party to enable it to contest such order or requirement; (b) on a confidential basis to its legal or professional financial advisors; (c) as required under applicable securities regulations; or (d) on a confidential basis to present or future providers of venture capital and/or potential private investors in or acquirers of such Party.

12.4. Additional Requirements. Without limiting Section 12.3, Supplier agrees to:

(a) maintain any Non-Public Products in a separate, dedicated, blocked-off area of Supplier’s facilities and ensure that only Authorized Individuals have access to such area;

(b) ensure that all parts of Non-Public Products are stored, manufactured and reviewed in secure rooms, and that only Authorized Individuals have access to such rooms;

(c) ensure that all materials used in connection with this Agreement are stored in a secure and protected area to successfully prevent anyone who is not an Authorized Individual from viewing any parts, systems, or plans related to Non-Public Products;

(d) provide, upon Square’s request, a separate manufacturing space, including a physical barrier around Square’s dedicated production space to keep Products out of view from the rest of the Supplier’s factory;

(e) ensure that all Square’s or an Authorized Purchaser’s business processes disclosed to Supplier are kept in strict confidence and utilized only in fulfillment of this Agreement;

(f) ensure that no name and/or code reference to the Products is in any way visible, including on hard or soft copies of any documents associated with the Product assembly or any fulfillment of this Agreement;

(g) refer to the activities contemplated under this Agreement using internally assigned code names only, with no reference to Square, or an Authorized Purchaser, or Square’s or an Authorized Purchaser’s products or business.

13. OWNERSHIP & INTELLECTUAL PROPERTY RIGHTS

13.1. Square Intellectual Property Rights. Square retains all right, title and interest in and to the Square Technology and Square Background Intellectual Property Rights. The Development Deliverables and Products are works made for hire to the extent permitted by applicable law. Square shall own all right, title, and interest in and to the Designs, Specifications, Square Tooling, Development Deliverables and Products and all Intellectual Property Rights therein, including without limitation all Square Owned Foreground Intellectual

Property Rights (but excluding any Supplier Owned Foreground Intellectual Property Rights and Supplier Background Intellectual Property Rights incorporated therein). If any of the Designs, Specifications, Square Owned Tooling, Development Deliverables, Products or any part thereof do not qualify as works made for hire, Supplier hereby irrevocably transfers and assigns to Square, and agrees to transfer and assign to Square in the future, all right, title and interest that Supplier may at any time have or acquire in or to the foregoing and any Intellectual Property Rights therein, including without limitation any Square Owned Foreground Intellectual Property (but excluding any Supplier Owned Foreground Intellectual Property Rights and Supplier Background Intellectual Property Rights incorporated therein). Supplier agrees to execute any documents reasonably requested by Square to enable Square to secure, register or enforce any Intellectual Property Rights in the foregoing, including without limitation any Square Owned Foreground Intellectual Property Rights.

13.2. Supplier Intellectual Property Rights. Supplier retains all right, title and interest in and to the Supplier Background Intellectual Property Rights. Supplier shall own all right, title and interest in and to the Supplier Owned Foreground Intellectual Property Rights.

13.3. Square License to Supplier. Subject to the terms and conditions of this Agreement, Square hereby grants Supplier a limited, non-exclusive, non-transferable, royalty-free license, without the right to sublicense (except as expressly permitted pursuant to Section 15.1), during the term of this Agreement to use the Square Technology, Square Background Intellectual Property Rights, and Square Owned Foreground Intellectual Property Rights solely internally to perform its obligations under this Agreement. Without limiting the foregoing, Supplier agrees that it shall not (a) develop, distribute, license, sell, or otherwise transfer the Square Owned Foreground Intellectual Property Rights to any third parties, or (b) use the Square Owned Foreground Intellectual Property Rights for the benefit of any other customer, licensee, or other third party.

13.4. Supplier License to Square. Subject to the terms and conditions of this Agreement, Supplier hereby grants to Square a worldwide, non-exclusive, transferable, royalty-free, sublicenseable, perpetual, irrevocable license under the Supplier Background Intellectual Property Rights and Supplier Owned Foreground Intellectual Property Rights to display, perform, modify, distribute, use, practice, sell, offer to sell, import, exploit, and otherwise dispose of the Development Deliverables and Products and any improved versions, evolutions, or derivatives thereof in any manner.

13.5. Exclusive Technology. Supplier agrees that, for [***] from the Production Date, Supplier shall not (a) develop, distribute, license, sell, or otherwise transfer any Exclusive Technology to any third parties or (b) use the Exclusive Technology for the benefit of any other customer, licensee, or other third party. In the event that Square has not placed a Purchase Order for Supplier to start production of the Product within [***] of the Qualification Date, and Square’s failure to place such Purchase Order is due to market dynamics and demand uncertainty, the restrictions in this Section 13.6 will not apply unless otherwise mutually agreed. If Square has either, in Square sole discretion, (1)(A) ordered and taken delivery of at least [***] units of Product during the [***] following the Production Date and (B) agreed to order at least [***] units of Product during the year after the year following the Production Date, or (2)(A)

***	Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. [***] indicates that text has been omitted and is the subject of a confidential treatment request.

agreed to pay Supplier an amount equal to the cost per unit of Product minus profit multiplied by [***] units (paid in quarterly installments), and (B) agreed to order at least [***] of Product during the year after year following the Production Date, the restriction in the foregoing sentence will continue for [***] year. In the event Square does not fulfill the conditions set forth in the foregoing clauses (1) or (2), the exclusivity period will not continue for [***] year.

13.6. Right of First Refusal. During the Term of this Agreement, if Supplier develops any technology or intellectual property rights outside the scope of this Agreement associated with a read head that is less than [***] and can be used in payment card products or related technology, Square will have right of first offer and refusal to enter into a mutual agreement with Supplier with respect to such technology and intellectual property rights. In accordance with this right of first offer and refusal, Supplier will notify Square of an opportunity to develop a read head that is less than [***] (on the same material terms set forth in this Agreement) and Square will have [***] to accept such opportunity. If Square does not accept the opportunity within [***] following notification, Supplier may enter into such opportunity with a third party. For clarity, if a third party requests Supplier to manufacture a read head outside the scope of this Agreement, Supplier retains the ability to pursue such an opportunity so long as the opportunity does not implicate or use Square’s intellectual property.

14. TERM AND TERMINATION

14.1. Term. This Agreement will commence on the Effective Date and will continue in effect for an initial term of three (3) years, unless earlier terminated in accordance with the terms of this Agreement. Following such initial term, this Agreement will automatically renew for successive two (2) year renewal terms unless either Party provides the other Party with notice of non-renewal at least one hundred eighty (180) days prior to the expiration of the initial term or any renewal term.

14.2. Termination for Breach. Without prejudice to any other right or remedy that may be available to it, each Party may terminate this Agreement immediately upon written notice to the other Party if such other Party materially breaches any of its obligations hereunder and fails to cure such breach within a period of thirty (30) days following receipt of written notice of such breach from the terminating Party.

14.3. Termination for Convenience. Square may terminate this Agreement for convenience upon [***] prior written notice to Supplier. Notwithstanding termination under this Section, Square agrees to compensate Supplier according to the liability schedule in the applicable SOW.

14.4. Termination for Financial Reasons. Either Party terminate this Agreement in the event the other Party: (a) seeks the liquidation, reorganization, dissolution or winding up of itself or the composition or readjustment of all or substantially all of its debts; (b) applies for or consents to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or substantially all of its assets; (c) makes a general assignment for the benefit of its creditors; (d) commences or has commenced against it a case under the U.S. bankruptcy code; or (e) files a petition for relief or otherwise seeks relief from or readjustment of its debts under any other law relating to bankruptcy, insolvency, reorganization, winding-up or composition or readjustment of debts (including, without limitation, consenting to the entry of an order for relief in an involuntary bankruptcy case against it).

***	Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. [***] indicates that text has been omitted and is the subject of a confidential treatment request.

14.5. Effect of Termination.

(a) Unless otherwise specified by Square in writing, upon any termination or expiration of this Agreement, Supplier will continue to process and deliver to Square (or to such other location as indicated on any applicable Purchase Order) any Products ordered pursuant to Purchase Orders transmitted by Square prior to the effective date of any such termination or expiration, except in the case of non-payment by Square where such payment is undisputed and delinquent by more than 90 days and Supplier has given Square 30 days notice of its intent to stop processing and delivering Products.

(b) Upon termination or expiration of this Agreement, other than as a result of a material breach by Supplier, Square will pay Supplier in accordance with the terms of this Agreement for any Products ordered prior to such termination or expiration.

14.6. Survival. The following provisions will survive termination or expiration of this Agreement for any reason: Sections 1 and 6 through 15 as well as any other provisions which should be reasonably understood by their terms as intended to survive termination or expiration.

15. GENERAL

15.1. Subcontracting. Supplier may use third party contractors that have been pre-approved by Square for particular services or materials (“Subcontractors”) that will be obligated to comply with the terms of this Agreement and Supplier will remain responsible for such Subcontractors’ performance. In the event that Supplier seeks to change a third party service or material used for the Product, Supplier must first receive Square’s written approval. Supplier’s use of any Subcontractor will not be deemed a waiver of any rights of Square hereunder nor relieve Supplier of any of its obligations pursuant to this Agreement. Supplier will enter into a written agreement with each Subcontractor that includes terms and conditions no less protective of Square’s proprietary and intellectual property rights than those set forth in this Agreement prior to Supplier permitting any such Subcontractor to perform any obligation hereunder. Supplier will be solely responsible for the payment of all amounts payable to, and the performance of all of Supplier’s obligations for, all such Subcontractors.

15.2. No Exclusivity. This Agreement is non-exclusive. Square will have the right to use and share with third parties the Specifications for building future read heads. Nothing in this Agreement will be construed or deemed to prevent or otherwise inhibit Square’s ability or right to manufacture the Products, whether at Square’s facility or at an alternate or additional third party facility(ies) of Square’s choice. Further, nothing in this Agreement will be construed or deemed to (a) require Square to order any minimum number of units of the Products to be manufactured by Supplier, or (b) prevent or otherwise inhibit Square’s ability or right to design, develop, manufacture, have manufactured, market, use, sell, or distribute any products similar to or derivative of the Products.

15.3. Assignment. Neither Party may assign or transfer this Agreement, in whole or in part, by operation of law or otherwise, without the prior written consent of the other Party except that no consent will be required for (a) Square’s assignment of this Agreement in whole or in part to any Affiliates of Square or (b) a Party’s assignment to a surviving corporation or acquirer in connection with a merger, acquisition, corporate reorganization, or sale of all, or substantially all, of a Party’s assets. Any attempted assignment in violation of this Section will be null and void and of no force or effect. Subject to the foregoing, this Agreement will bind and inure to the benefit of each Party’s permitted successors and assigns.

15.4. Governing Law and Venue. This Agreement will be governed by and construed in accordance with the laws of the State of California, excluding that body of laws known as conflicts of law. The United Nations Convention on Contracts for the International Sale of Goods will not apply to this Agreement. All legal actions or proceedings arising out of this Agreement will be brought exclusively in the federal or state courts located in the Northern District of California and the parties hereby irrevocably consent to the personal jurisdiction and venue therein.

15.5. Compliance with Laws. Each Party will comply with all laws, regulations and ordinances applicable to such Party in the exercise of its rights and obligations under this Agreement.

15.6. Severability. If any provision of this Agreement is held invalid or unenforceable by a court of competent jurisdiction, then such provision will automatically be adjusted to the minimum extent necessary in order to comply with the requirements for validity or enforceability, and as so adjusted, will be deemed a provision of this Agreement as though originally included herein. In the event that the provision held invalid or unenforceable is of such a nature that it cannot be so adjusted, such provision will be deemed deleted from this Agreement as though such provision had never been included herein. In either case, the remaining provisions of this Agreement will remain in full force and effect.

15.7. Non-Waiver. The failure by either Party to enforce any provision of this Agreement will not constitute a waiver of future enforcement of that or any other provision. The waiver of any provision of this Agreement will only be effective if in writing and signed by the Party waiving such provision.

15.8. Notices. All notices, demands, requests and other communications required or permitted under this Agreement will be in writing and will be delivered in person, by nationally recognized courier service, by facsimile or by registered or certified mail (postage prepaid, return receipt requested) and, in all cases, will be deemed to have been duly given or made upon receipt. All such notices, demands, requests and other communications will be delivered to the Parties at the addresses set forth on the first page of this Agreement (or at such other address for a Party as will be specified by like notice).

15.9. Relationship Between the Parties. The relationship between the Parties will be that of independent contractors and nothing in this Agreement is intended to nor will establish any relationship of partnership, joint venture, employment, franchise, agency or other form of legal association between the Parties. Neither Party will have, nor represent to any third party that it does have, any power or authority to bind the other Party or incur any obligations on the other Party’s behalf.

15.10. Headings; Construction. Section headings are a matter of convenience and will not be considered part of this Agreement. This Agreement has been negotiated by the Parties, which have had reasonable access to legal counsel. This Agreement will be fairly interpreted in accordance with its terms, without any construction in favor of or against either Party as a result of having drafted any particular provision.

15.11. Remedies. Except as expressly set forth in this Agreement, the exercise by either Party of any of its remedies under this Agreement will be without prejudice to its other remedies under this Agreement or at law or in equity.

15.12. Entire Agreement. This Agreement, including its exhibits and attachments, constitutes the entire and exclusive understanding and agreement between the Parties regarding its subject matter and supersedes any and all previous understandings and agreements, whether written or oral, regarding such subject matter. Any modification or amendment of any provision of this Agreement will be effective only if in writing and signed by duly authorized representatives of both Parties.

15.13. Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date by their duly authorized representatives.

SQUARE, INC.		TDK CORPORATION

By:	/s/ Sarah Friar	By:	/s/ Shigenao Ishiguro

Name:	Sarah Friar	Name:	Shigenao Ishiguro

Title:	CFO	Title:	General Manager Data Storage & Thin Film Technology Components Business Group

Date:	Oct 14th 2013	Date:	Oct 7, 2013

Exhibit A

Initial Statement of Work

A.	Description of Services and Products:

[***] as defined per Specification in Exhibit B.

B.	Specification and Requirements (including qualification criteria):

[***]

C.	Development Schedule:

Development Deliverable/Milestone	Quantity	Due Date
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]

D.	Total NRE Costs and Payment Terms:

A total of [***] as follows:

[***]

[***]

[***]

Sample cost: Free of charge for quantities below [***].

E.	Product Unit Cost:

Square Part Number	Supplier Part Number	Supplier Specification Number	Volume Per Month	Price for Unit (not to exceed)
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]

***	Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. [***] indicates that text has been omitted and is the subject of a confidential treatment request.

F.	Order Lead Time

[***]

Flexibility table figures are dependent on Supplier’s maximum capacity, which will be discussed on a regular basis.

G.	Service Unit Inventory

[***]

H.	Liability Schedule

Stage	Cancellation Fees
[***]	[***]
[***]	[***]

***	Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. [***] indicates that text has been omitted and is the subject of a confidential treatment request.

Exhibit B

Specifications

[under separate cover]

[***]

***	Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. [***] indicates that text has been omitted and is the subject of a confidential treatment request.